UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☒           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

MYR GROUP INC.
(Name of Registrant as Specified in Its Charter)

ENGINE CAPITAL MANAGEMENT, LLC
ENGINE CAPITAL, L.P.
ENGINE JET CAPITAL, L.P.
ENGINE AIRFLOW CAPITAL, L.P.
ENGINE INVESTMENTS, LLC
ENGINE INVESTMENTS II, LLC
ARNAUD AJDLER
GRANT G. MCCULLAGH
JOHN P. SCHAUERMAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH [__], 2016

ENGINE CAPITAL, L.P.

___________________, 2016

Dear Fellow MYRG Stockholder:

Engine Capital, L.P. (together with its affiliates, “Engine” or “we”) and the participants in this solicitation are the beneficial owners of an aggregate of 956,690 shares of common stock, par value $0.01 per share (the “Common Stock”), of  MYR Group Inc., a Delaware corporation (“MYRG” or the “Company”).  For the reasons set forth in the attached Proxy Statement, we believe the Board of Directors of the Company (the “Board”) must be reconstituted in order to ensure that the Company is being run in a manner consistent with your best interests.  We are seeking your support for the election of our three nominees at the annual meeting of stockholders scheduled to be held at the DoubleTree Hotel, 75 West Algonquin Road, Arlington Heights, Illinois 60005 on Thursday, April 28, 2016 at 9:00 a.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).  We are seeking representation on the Board because we believe that the Board should include direct stockholder representatives, who have appropriate and relevant skill sets and a shared objective of enhancing value for the benefit of all MYRG stockholders. The individuals we have nominated are highly-qualified, capable and ready to serve stockholders to help MYRG address the challenges ahead and evaluate open-mindedly all alternative strategies to make MYRG a stronger, more profitable, and ultimately more valuable company.

Our interests are fully aligned with the interests of all MYRG stockholders. We believe there is significant value to be realized at MYRG.  However, we are concerned that the Board is not taking the appropriate action to address the Company’s perennial underperformance or execute upon the opportunities that we believe are available to drive stockholder value.  Given the Company’s poor stock price performance under the oversight of the current Board, we strongly believe that the Board must be reconstituted to ensure that the directors take the necessary steps for the Company’s stockholders to realize the maximum value of their investment.

The Company has a classified Board, which is currently divided into three (3) classes. The terms of three (3) Class III directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our three (3) nominees in opposition to three (3) of the Company’s director nominees for the class with terms ending in 2019.  Engine believes that any attempt to increase or decrease the size of the current Board or the number of directors up for election at the Annual Meeting would constitute an improper manipulation of MYRG’s corporate machinery. Your vote to elect our nominees will have the legal effect of replacing three incumbent directors with our nominees.  If elected, our nominees will constitute a minority on the Board and there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to unlock stockholder value.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed [COLOR] proxy card today.  The attached Proxy Statement and the enclosed [COLOR] proxy card are first being furnished to the stockholders on or about ____________, 2016.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated [COLOR] proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact [_________], which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

/s/ Arnaud Ajdler

Arnaud Ajdler
Engine Capital, L.P.

If you have any questions, require assistance in voting your [COLOR] proxy card, or need additional copies of Engine’s proxy materials,
please contact [_________]at the phone numbers or email listed below.

[_________]
[_________]
[_________]

Call Toll Free: [(___) ___-____]
Call Direct:  [(___) ___-____]
Email:  [_________________]

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH [__], 2016

2016 ANNUAL MEETING OF STOCKHOLDERS
OF
MYR GROUP INC.
_________________________

PROXY STATEMENT
OF
ENGINE CAPITAL, L.P.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED [COLOR] PROXY CARD TODAY

Engine Capital, L.P. (“Engine Capital”), Engine Capital Management, LLC (“Engine Management”), Engine Jet Capital, L.P. (“Engine Jet”), Engine Airflow Capital, L.P. (“Engine Airflow”), Engine Investments, LLC (“Engine Investments”), Engine Investments II, LLC (“Engine Investments II”), and Arnaud Ajdler (collectively, “Engine” or “we”) are significant stockholders of MYR Group Inc., a Delaware corporation (“MYRG” or the “Company”), who, together with the other participants in this solicitation, beneficially own 956,690 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. We believe that the Board of Directors of the Company (the “Board”) must be reconstituted to ensure that the Board takes the necessary steps for the Company’s stockholders to realize the maximum value of their investment.  We have nominated directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value.  We are seeking your support at the annual meeting of stockholders scheduled to be held at the DoubleTree Hotel, 75 West Algonquin Road, Arlington Heights, Illinois 60005 on Thursday, April 28, 2016 at 9:00 a.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.
To elect Engine’s three (3) director nominees, Arnaud Ajdler, Grant G. McCullagh, and John P. Schauerman (each a “Nominee” and, collectively, the “Nominees”), to the Board as Class III directors to serve until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To approve, by advisory vote, the compensation of MYRG’s named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date hereof, the members of Engine and the Nominees collectively own 956,690 shares of Common Stock (the “Engine Group Shares”).  We intend to vote the Engine Group Shares FOR the election of the Nominees, [FOR/AGAINST] the approval of the advisory vote on the compensation of the Company’s named executive officers, and [FOR] the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016, as described herein.

The Company has set the close of business on March 1, 2016 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of the Company is 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were [______] shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY ENGINE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT.  SHOULD OTHER MATTERS, WHICH ENGINE IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED [COLOR] PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

ENGINE URGES YOU TO SIGN, DATE AND RETURN THE [COLOR] PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED [COLOR] PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our [COLOR] proxy card are available at

[_______________________]

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  Engine urges you to sign, date, and return the enclosed [COLOR] proxy card today to vote FOR the election of the Nominees and in accordance with Engine’s recommendations on the other proposals on the agenda for the Annual Meeting.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed [COLOR] proxy card and return it to Engine, c/o [_________] ([“_____”]), in the enclosed postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a [COLOR] voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our three Nominees only on our [COLOR] proxy card.  So please make certain that the latest dated proxy card you return is the [COLOR] proxy card.

If you have any questions, require assistance in voting your [COLOR] proxy card, or need additional copies of Engine’s proxy materials,
please contact [_________]at the phone numbers or email listed below.

[_________]
[_________]
[_________]

Call Toll Free: [(___) ___-____]
Call Direct:  [(___) ___-____]
Email:  [_________________]

Background to the Solicitation

The following is a chronology of events leading up to this proxy solicitation:

•
In September 2014, Mr. Ajdler, Managing Member of Engine Capital, had a telephone conversation with William A. Koertner, the Company’s Chairman, President and Chief Executive Officer, to discuss the Company and the end markets in which it operates. During the conversation, Mr. Ajdler discussed the Company’s capital allocation and un-optimized balance sheet.  Mr. Koertner informed Mr. Ajdler on the call that the Board reviews these topics frequently and was comfortable with the Company’s current policy.

•
On November 20, 2015, Mr. Ajdler had a telephone conversation with Mr. Koertner and Richard S. Swartz, Jr., the Company’s Senior Vice President and Chief Operating Officer, in order to better understand the Company and the end markets in which it operates. During the call, Mr. Ajdler asked why the Company carried no leverage despite its ownership of significant equipment and real estate assets, which could be used as collateral for inexpensive financing. Mr. Koertner responded that the Board was comfortable with the Company’s balance sheet and further noted that it would not be advisable for the Company to carry debt.  Mr. Ajdler asked whether the Company carried debt when it was owned by a private equity firm before its initial public offering (IPO) and Mr. Koertner confirmed that the Company was leveraged at that time but was unwilling to enter into a discussion as to why it was inadvisable for the Company to carry debt now.  It was clear from the discussion that Mr. Koertner had no interest in discussing different ways to allocate capital or optimize the Company’s balance sheet.

•
On December 8, 2015, Engine delivered a letter to the Board discussing the Company’s poor stock price performance since its IPO in 2008 under the leadership of Chairman and CEO Bill Koertner, despite the significant amount of capital expenditures reinvested in the Company.  In the letter, Engine noted the low valuation of the Company and suggested that the Board initiate a strategic review process to explore all opportunities to unlock stockholder value.   Engine also stated in the letter that while there may be other options available for MYRG, it believed there were two potential paths the Company could pursue to unlock value: (i) a sale of the Company, or (ii) a levered recapitalization combined with a change in capital allocation. In addition, Engine notified the Board in the letter that it planned to nominate directors at the upcoming Annual Meeting.  Engine also issued a press release on December 8, 2015, announcing its delivery of the December 8th letter to the Board.

•
On December 15, 2015, Mr. Ajdler sent Mr. Koertner an e-mail expressing his belief that other stockholders of the Company shared Engine’s concerns with the Company’s performance and the opportunities available to unlock value at the Company as outlined in Engine’s December 8th letter.

•
On January 6, 2016, Engine Capital delivered a letter to MYRG providing formal notice to the Company (the “Nomination Notice”), in accordance with its Amended and Restated Bylaws (the “Bylaws”), of Engine Capital’s nomination of Arnaud Ajdler, Grant G. McCullagh, and John P. Schauerman for election to the Board at the Annual Meeting.

•	On January 7, 2016, Mr. Ajdler sent Mr. Koertner an e-mail notifying Mr. Koertner that Engine planned on issuing a press release announcing its delivery of the Nomination Notice.

•
On January 7, 2016, Engine issued a press release announcing its nomination of Messrs. Ajdler, McCullagh and Schauerman for election to the Board at the upcoming Annual Meeting and reiterating its belief that the Company is significantly undervalued and that the Board should immediately commence a process to explore all strategic alternatives to maximize stockholder value.

•
Between January 16, 2016 to January 29, 2016, MYRG representatives and Engine representatives exchanged e-mails regarding the Company’s January 16th request that Engine’s nominees complete the Company’s D&O questionnaire.  Engine representatives informed MYRG representatives that while they understood that that the Nominating and Corporate Governance Committee (the “Nominating Committee”) may require the completion of D&O questionnaires as part of its director evaluation process, Engine did not nominate its director candidates for consideration by the Nominating Committee.  Engine representatives further clarified that Engine submitted a valid and lawful Nomination Notice on January 6, 2016 in accordance with the Company’s Bylaws, which govern the nomination of director candidates to the Board by stockholders and do not require the completion of such a D&O questionnaire. Engine representatives further stated that if (i) Engine and the Company reached a meaningful framework for settlement, or (ii) Engine’s nominees were subsequently appointed or elected to the Board at a later date, they would submit the required onboarding materials, including any required D&O questionnaire.

•
On January 20, 2016, Mr. Ajdler met with Mr. Koertner and Kenneth M. Hartwick, a director of the Company. Mr. Ajdler reiterated his views that MYRG is not an ideal public company because of its low float and small size, together with the fact that it has always traded at a meaningful discount to its peers and its current absolute valuation is low.  Mr. Ajdler also reiterated his belief that the Company’s capital allocation and balance sheet could be optimized and that the Company should initiate a review of its strategic alternatives to unlock value. Mr. Koertner was unwilling to discuss the Company’s current capital allocation, leverage or why it would not be in the stockholders’ best interests to consider strategic alternatives, including a potential sale of the Company. Mr. Ajdler also informed Messrs. Koertner and Hartwick that the Company’s recently filed investor presentation was misleading with respect to the manner in which the Company was calculating its stock price performance.  Specifically, Mr. Ajdler noted that instead of using the Company’s stock price at its IPO, the Company calculated its stock price performance using the price of a Rule 144A offering of December 2007. Mr. Ajdler explained that securities issued pursuant to a Rule 144A offering are discounted because trading restrictions make them inherently less liquid than securities registered under the Securities Act of 1933 and therefore could not be the basis to compare MYRG’s stock performance with its peers. Mr. Ajdler also noted that the investment community, including sell-side analysts and stockholders appeared to support the course of actions proposed by Engine and asked Mr. Koertner whether stockholders had communicated their support for Engine’s proposed strategy to the Company.  Mr. Koertner refused to respond.

•
On January 25, 2016, Mr. Ajdler sent an e-mail to Mr. Hartwick about Mr. Koertner’s potential conflicts of interest regarding a sale of the Company and suggested that the Board form a special committee of independent directors to explore strategic alternatives.

•
On February 5, 2016, representatives of the Company called representatives of Engine to discuss entering into a mutual confidentiality agreement to allow the Company to share certain information with Engine.

•
On February 8, 2016, Engine and the Company entered into a confidentiality agreement. Shortly thereafter, representatives of the Company called representatives of Engine and shared certain information regarding the Company’s decisions to increase its share repurchase program and change its financing strategies. The Company’s representatives also offered one Board seat to Engine during the call but Engine declined the offer given the Company’s dismal performance and instead, proposed that the Company appoint two of Engine’s nominees and form a special committee to review all strategic alternatives. The Company rejected Engine’s counter-offer.

•	On February 9, 2016, the Company issued a press release announcing an increase to its existing share repurchase program and the Company’s new financing strategies.

•	On February 10, 2016, Mr. Ajdler sent an e-mail to Messrs. Koertner and Hartwick noting stockholder discontent with the Company’s February 9th announcement.

•
On February 12, 2016, Mr. Ajdler sent an e-mail to Messrs. Koertner and Hartwick with a recent analyst report following the Company’s February 9th announcement. Mr. Ajdler highlighted the following comment from the analyst: “We remain constructive on shares and see upside though management has a high hurdle in proving an organic growth plan is superior to a sale."

•
On February 16, 2016, Engine issued a press release expressing its views that the Company’s announced expansion of its share repurchase program and its new financing strategies were reactionary changes that did not go far enough to address the Company’s prolonged underperformance. In addition, Engine clarified certain misleading statements made by the Company regarding the negotiation of a potential settlement between Engine and MYRG.

•
On February 23, 2016, Mr. Ajdler and Mr. Hartwick engaged in a telephone conversation in an attempt to amicably resolve the proxy fight and reach a settlement that would be in the interests of all MYRG stockholders. Mr. Hartwick said that he would relay the conversation and call Mr. Ajdler back the next day. Mr. Hartwick did not call Mr. Ajdler back.

•	On February 26, 2016, the Company filed its preliminary proxy statement in connection with the Annual Meeting.

•
On February 28, 2016, Mr. Ajdler called Mr. Hartwick having not yet heard back from him.  Mr. Hartwick expressed the Company’s desire to settle the proxy fight and that either Mr. Koertner or himself would call Mr. Ajdler the following day.  Neither Mr. Koertner nor Mr. Hartwick called back Mr. Ajdler.

•
On March 2, 2016, Mr. Ajdler sent a follow up e-mail to Mr. Hartwick having again not heard back from him to determine the status of their settlement negotiations.  Later that day, Mr. Hartwick and Mr. Ajdler engaged in a telephone conversation where they discussed parameters of a settlement agreement and how the Company would react to a written indication of interest from a reputable private equity firm. Mr. Hartwick said that he would call Mr. Ajdler back. That evening, Mr. Hartwick emailed Mr. Ajdler saying that he needed to connect with Mr. Koertner in the morning and would call Mr. Ajdler the next day. Mr. Hartwick did not call Mr. Ajdler the following day.

•
On March 4, 2016, Mr. Hartwick emailed Mr. Ajdler to inform him that he would call Mr. Ajdler later in the afternoon. As of the time of the filing of Engine’s preliminary proxy statement on March 4, 2016, Mr. Hartwick had not yet called Mr. Ajdler back.

REASONS FOR THE SOLICITATION

WE BELIEVE THAT SIGNIFICANT IMPROVEMENT TO MYRG’S BOARD IS NEEDED NOW

Engine is one of the largest stockholders of MYRG.  We believe MYRG is significantly undervalued and that a reconstituted Board is required in order to unlock value for the benefit of all stockholders.  Having followed the Company for quite some time, we have been surprised, and severely concerned, with the Company’s prolonged stock price underperformance despite the Company’s strong franchise and long history of completing some of the largest electrical work in the country and generating significant cash flow from operations.

We believe the Company’s poor performance is directly tied to the Board’s failure to provide effective oversight of the Company under the leadership of Chairman and CEO Koertner, coupled with its apparent lack of interest in focusing on stockholder value creation. Our ongoing dialogue and involvement with the Company has only solidified our belief that Board change is required immediately.  In fact, we believe the Company’s recently announced changes, including an increase in its share repurchase program and new financing strategies for its future equipment needs, are reactionary to our involvement with the Company aimed at creating the illusion of change in order to appease stockholders while maintaining the troubling status quo.  While these changes represent a step in the right direction, we believe they are woefully inadequate and do not go nearly far enough to put the Company on the right path towards substantial value creation after many years of severe underperformance.

We have little confidence that the current Board is committed to, or capable of, taking the steps necessary to enhance stockholder value at MYRG.  Therefore, we are soliciting your support to elect our Nominees at the Annual Meeting, who we believe would bring significant and relevant industry and financial experience, new insight and fresh perspectives to the Board.  In fact, we believe the addition of our Nominees to the Board could be the much needed catalyst for change at MYRG.

We Are Concerned with the Company’s Prolonged Stock Price Underperformance

Most of the incumbent Board members, including CEO and Chairman Koertner, Larry F. Altenbaumer, and William D. Patterson, who are up for election at the Annual Meeting, have presided over the Company’s dismal stock price performance since MYRG went public almost eight (8) years ago. During that time, the Company’s Total Stockholder Return has been poor on an absolute basis, and relative to MYRG’s peers and the S&P 500 and Russell 2000 Indices, as displayed in the table below.

	Total Stockholder Return	CAGR
MYRG	19.38%	2.4%

MYRG peers
Average	72.25%	7.7%
Median	46.02%	5.3%

S&P 500 Index	61.06%	6.7%
Russell 2000 Index	73.08%	7.8%

Sources: Company filings; Bloomberg; Yahoo Finance.
*MYRG peers: Quanta Services, Inc., Primoris Services Corporation, MasTec, Inc., EMCOR Group Inc.
**Total Stockholder Return and CAGR calculated using the closing price on August 12, 2008, the first trading day of MYRG and the closing price on December 7, 2015, the day before Engine publicly released its letter to the Board urging the Company to initiate a strategic review process.

We Are Concerned with the Company’s Poor Capital Allocation

We believe that MYRG’s stock underperformance is directly related to the Company’s poor capital allocation, together with a balance sheet that is not optimized.  Since the Company’s IPO in the summer of 2008, under the stewardship of CEO and Chairman Koertner, the Company has invested $264 million in capital expenditures, which represents close to 70% of the current enterprise value of the Company.1 During that time period, through the execution of this strategy, MYRG shares have appreciated at a dismal Compound Annual Growth Rate (CAGR) of 2.4%.2  It seems quite clear to us that these investments did not generate an appropriate return for MYRG stockholders. Similarly, the Company has never carried a net debt balance since becoming a public company despite owning significant assets (equipment and real estate) that could be used as collateral to obtain cheap financing. In other words, the Company has been buying its real estate and equipment assets using its expensive equity instead of inexpensive financing through leverage.   What this ultimately means is that for all these years, the Board could have financed its capital expenditures more efficiently and returned a lot more cash to MYRG stockholders.

We Are Concerned with the Company’s Executive Compensation Structure

We believe management’s ability to properly evaluate and address the serious challenges facing the Company is compromised by the misalignment of interests between management and MYRG stockholders under the Company’s compensation program. We note, for example, that in 2015, the Company missed all of its operating targets and its stock declined 25%. Despite this dismal performance, however, Mr. Koertner earned $2.4 million, according to the Company’s proxy statement. Notably, since the Company went public in 2008, Mr. Koertner earned an aggregate of approximately $15.5 million while the stock performance of MYRG underperformed its peers and the S&P 500 and the Russell 2000 Indices during that time.

We Believe the Board is Stale and Lacks Stockholder Representation

Change on the Board is critical to ensure renewed focus and commitment on delivering stockholder value.  We believe MYRG’s current Board is stale as six of the nine Board members, including Messrs. Koertner, Altenbaumer, Patterson, have been on the Board since the Company went public almost eight (8) years ago. We believe that MYRG’s stock price has suffered due to the lack of fresh perspective on the Board.

Further, we believe the Board’s apparent failure to unlock value at MYRG is in large part a function of a troubling misalignment of interests between the directors and MYRG stockholders.  Based on the Company’s filings, the cumulative ownership of the eight (8) independent directors is less than 1% of the Company’s outstanding shares. Equally as concerning is the fact that the overwhelming majority of these shares were granted to the directors by the Company.  In fact, the independent Board members have done very little to increase their ownership of the Company through open market purchases.  Specifically, since MYRG’s IPO in 2008, only one independent Board member has purchased 2,000 shares of MYRG in the open market.  On the other hand, when it comes to selling, Mr. Koertner, the Chairman and CEO, has been quite active.  During the last five years, Mr. Koertner sold close to 360,000 shares at an average price of around $24.8 per share for a total amount of close to $9 million.

1 From Q4 2008 to Q4 2015.  Information obtained from the Company’s financial statements.
2 CAGR calculated using the closing price of $16.25 on August 12, 2008, the first trading day of MYRG and $19.40, the closing price on December 7, 2015, the day before Engine publicly released its letter to the Board urging the Company to initiate a strategic review process.

We believe the independent Board members’ collective lack of a substantial vested interest in the shares of MYRG may compromise the Board’s ability to properly focus on stockholder value, especially when it comes to considering the exploration of strategic alternatives, including a sale of the Company. Accordingly, we believe the addition of stockholder representatives is desperately needed in the boardroom. We believe the stockholders, as the true owners of the Company, need to have a strong voice at the Board level.  Such a voice promotes greater accountability and creates an environment that forces other directors to consider new and innovative ways to positively impact stockholder value.

Engine, on the other hand, owns approximately 4.6% of the Company’s outstanding shares of Common Stock.  It seems apparent to us that with so little “skin in the game” and not enough confidence in the Company to engage in meaningful stock purchases, the Board does not have the same commitment to stockholder value as we do.  We believe a culture focused on long-term value creation and stockholder accountability requires placing stockholder representatives on the Board who have a significant financial commitment to the Company along with relevant experience.  This requirement ensures the proper alignment of interests between the Board and stockholders.

We Are Concerned With the Company’s Poor Corporate Governance

We strongly believe that the Company should adhere to corporate governance best practices in order to ensure that the interests of stockholders are appropriately protected.  Accordingly, we believe that the roles of Chairman and CEO must be separated in order to ensure proper independence between the Board and management so that the Board can objectively fulfill its role in overseeing management. We believe the Board’s apparent failure to hold the current management team accountable for the Company’s performance is attributable in part to the lack of separation between the Chairman and CEO roles.

We also believe the Board should take all necessary steps to immediately declassify the Board’s structure to allow for the annual election of all directors. In our view, the ability of stockholders to select directors each year is an important check on the performance of the Board and is critical in allowing stockholder input on the direction and state of the Company and the best group of individuals to oversee their investment.  To the contrary, the Board’s current classified structure, in our view, impedes the stockholders’ ability to regularly and effectively evaluate the performance of their directors and insulates and entrenches the incumbents despite their apparent lapses in oversight.

We are also concerned with certain stockholder-unfriendly corporate governance provisions that severely limit the ability of stockholders to seek effective change at MYRG.  Stockholders cannot act by written consent and can only call special meetings by 50.1% of the voting power.

We believe that the Board should not be able to utilize MYRG’s corporate machinery to insulate itself and prevent change that would benefit all stockholders. If elected, our Nominees would work hard to improve corporate governance at MYRG.

OUR THREE NOMINEES HAVE THE EXPERIENCE, QUALIFICATIONS AND COMMITMENT NECESSARY TO FULLY EXPLORE AVAILABLE OPPORTUNITIES TO UNLOCK VALUE FOR STOCKHOLDERS

We have identified three highly-qualified, independent directors with relevant business and financial experience who we believe will bring fresh perspective into the boardroom and would be valuable in assessing and executing on initiatives to unlock value at the Company. Further, we believe MYRG’s continued underperformance at this critical time for the future of the Company warrants the addition of directors whose interests are closely aligned with those of all stockholders, and who will work constructively with the other members of the Board to protect the best interests of MYRG’s stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company has a classified Board, which is currently divided into three classes. The directors in each class are elected for terms of three years so that the term of office of one class of directors expires at each annual meeting of stockholders. We believe that the terms of three directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Company’s three director nominees for terms ending in 2019. Your vote to elect our Nominees will have the legal effect of replacing three incumbent directors with the Nominees. If elected, our Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance stockholder value as described in further detail above.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.  The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below.  This information has been furnished to us by the Nominees.  Mr. Ajdler is a citizen of Belgium.  Messrs. McCullagh and Schauerman are citizens of the United States.

Arnaud Ajdler, age 40, is currently the Managing Member of Engine Management, which serves as the investment manager to value-oriented special situations funds that invest both actively and passively in companies undergoing change, and is the Managing Member of each of Engine Investments and Engine Investments II.  Prior to founding Engine in March 2013, Mr. Ajdler served as a Managing Director of Crescendo Partners L.P., a principal investment firm, from December 2005 to February 2013. Mr. Ajdler has served as a director of Destination Maternity Corporation (NASDAQ: DEST), the world's largest designer and retailer of maternity apparel, since March 2008, and as Non-Executive Chairman of its board of directors since February 2011. He has also served as a director and on the audit committee of Imvescor Restaurant Group, Inc. (TSE: IRG), a Canadian franchisor of restaurant concepts, since July 2013, as a director and on the compensation and nominating and corporate governance committees of Stewart Information Services Corporation (NYSE: STC), a company that provides title insurance and real estate services worldwide, since May 2014, and as a director of StarTek, Inc. (Nasdaq: SRT), a provider of business process outsourcing services, since May 2015.  Mr. Ajdler is also an Adjunct Professor at Columbia University Business School where he teaches a course in Value Investing.  He also previously served as a director and chair of the corporate governance and nominating committee of Charming Shoppes, Inc., an apparel retailer, from 2008 until the company was acquired in June 2012, and as a director and on the compensation and human resources committee of O’Charley’s Inc., a multi-concept restaurant company, from March 2012 until the company was acquired in April 2012.  Since its inception in June 2006 and until its combination with Primoris Services Corporation in July 2008, Mr. Ajdler served as a member of the board of directors and as the Secretary of Rhapsody Acquisition Corp., an OTC Bulletin Board-listed blank check company formed to effect a business combination with an operating business. From June 2004 until June 2006, Mr. Ajdler served as the Chief Financial Officer, a director and the Secretary of Arpeggio Acquisition Corporation, a specified purpose acquisition company (“Arpeggio”). Arpeggio completed its business combination with Hill International, Inc. (NYSE: HIL), a worldwide construction consulting firm, in June 2006, and until June 2009, Mr. Ajdler served as a director of the surviving company, a NYSE listed company.  From August 2006 until the company was acquired in October 2007, Mr. Ajdler served as a director of The Topps Company, Inc., a company that provides baseball, football, hockey, entertainment, and pop culture products.

Engine believes that Mr. Ajdler’s experience as a managing director of an investment firm that has investments in a broad range of industries as well as his significant experience serving on the board of directors of several companies would make him a valuable asset to the Board.

Grant G. McCullagh, age 64, was appointed Executive Vice President of Pernix Group, Inc. (OTCQB: PRXG), a leading construction company offering diversified general contracting, design-build and CM services to private clients and public agencies (“Pernix”), and Executive Chairman of BE&K Building Group, LLC (f/k/a KBR Building Group, LLC), a construction services company acquired by Pernix, in July 2015.  Prior to that, Mr. McCullagh was a Strategic Advisor for Pernix from June 2014 until July 2015, during which time he led the Pernix team responsible for the acquisition of KBR Building Group, LLC.  Mr. McCullagh has also served as Chief Executive Officer and Chairman of Global Integrated Business Solutions LLC, an advisory services firm specializing in the engineering and construction sector, since November 2004.  From October 2012 to May 2014, he served as Chief Executive Officer of Lakeshore TolTest Corporation (d/b/a LTC Corporation), a construction management company (“LTC”).3  In 1988, Mr. McCullagh co-founded McClier Corporation, a design-build firm (“McClier”), and served as its CEO and Chairman until 2000. McClier was acquired by AECOM (NYSE: ACM), a global provider of engineering, consulting, and project management services, in 1996, where Mr. McCullagh served as Executive Vice President and later Vice Chairman, until 2004.  Mr. McCullagh currently serves on the Board of Directors of Thornton Tomasetti, Inc. (f/k/a Weidlinger Associates, Inc.), a global structural engineering firm, a position he has held since August 2014.  He previously served on the Board of Directors of WSP Global Inc. (TSX: WSP) (f/k/a Genivar Inc.), a global engineering firm, from March 2011 until May 2015.  Mr. McCullagh holds an M.B.A. in Finance from the University of Chicago, a Master of Architecture from the University of Pennsylvania, and a B.S. in Architecture from the University of Illinois at Urbana-Champaign.

Engine believes that Mr. McCullagh’s over 30 years’ experience as a leader in the engineering and construction sector coupled with his significant experience as a senior executive of multiple E&C large scale global companies would make him a valuable addition to the Board.

John P. Schauerman, age 59, served as Executive Vice President of Corporate Development of Primoris Services Corporation (NASDAQ:PRIM), a specialty construction and infrastructure company (“Primoris”), from February 2009 to May 2013, where he was responsible for developing and integrating Primoris’ overall strategic plan, including the evaluation and structuring of new business opportunities and acquisitions.  Prior to that, Mr. Schauerman served as Primoris’ Chief Financial Officer from February 2008 to February 2009, during which time Primoris went public through a merger with Rhapsody Acquisition Corp. He also served as a director of Primoris from July 2008 to May 2013 and as a director of its predecessor entity, ARB, Inc. (“ARB”) from 1993 to July 2008. Mr. Schauerman joined ARB in 1993 as Senior Vice President.  Previously, he served as Senior Vice President of Wedbush Morgan Securities, Inc., a regional investment bank focused on financing activities for middle market companies (n/k/a Wedbush Securities, Inc.).  Mr. Schauerman has served on the Boards of Directors of Harmony Merger Corp. (NASDAQ:HRMNU), a blank check company, since March 2015 and Wedbush Securities, Inc., a leading financial services and investment firm, since August 2014.  He previously served as a director of Quartet Merger Corporation (NASDAQ:QTETU), a blank check company, from November 2013 to October 2014. Mr. Schauerman holds an M.B.A. in Finance from Columbia University and a B.S. in Electrical Engineering from the University of California, Los Angeles.

3 LTC filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in May 2014.  Mr. McCullagh was recruited by Gridiron Capital in October 2012 to turn around LTC, a firm with a majority of legacy contracts in government services and a secondary market in oil & gas.  Legacy government services contracts had a high concentration in Afghanistan and were under significant pressure at the time Mr. McCullagh was retained to serve as LTC’s CEO.  The deterioration of the Afghan environment and significant outstanding legacy company claims for payment on contracts ultimately drove LTC into bankruptcy.

Engine believes Mr. Schauerman’s financial and operational expertise coupled with his public company board experience would make him a valuable addition to the Board.

The principal business address of Mr. Ajdler is 1370 Broadway, 5th Floor, New York, New York 10018. The principal business address of Mr. McCullagh is c/o GIBS Consulting LLC, 200 Wacker Drive, Suite 3100, Chicago, Illinois 60606.  The principal business address of Mr. Schauerman is 6448 E. Gainsborough Road, Scottsdale, Arizona 85251.

As of the date hereof, Messrs. McCullagh and Schauerman do not directly or beneficially own any securities of the Company. Mr. Ajdler, by virtue of his position as the Managing Member of each of Engine Management, Engine Investments and Engine Investments II, may be deemed the beneficial owner of the 956,690 shares of Common Stock owned in the aggregate by Engine Capital, Engine Jet and Engine Airflow, as further explained elsewhere in this Proxy Statement.

Each of the Nominees may be deemed to be a member of a “group” for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Each of the Nominees specifically disclaims beneficial ownership of shares of Common Stock that he does not directly own.  For information regarding purchases and sales during the past two years by certain members of Engine of securities of the Company, see Schedule I.

The members of Engine have signed letter agreements pursuant to which they agree to indemnify Messrs. McCullagh and Schauerman against claims arising from the solicitation of proxies from the Company stockholders in connection with the Annual Meeting and any related transactions.

Other than as stated herein, there are no arrangements or understandings between members of Engine and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Each Nominee presently is, and if elected as a director of the Company would be, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed [COLOR] proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under MYRG’s Bylaws and applicable law.  In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, we would identify and properly nominate such substitute nominees in accordance with the Company’s Bylaws and shares of Common Stock represented by the enclosed [COLOR] proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Engine that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED [COLOR] PROXY CARD.

PROPOSAL NO. 2

ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to indicate their support for the compensation of the Company’s named executive officers.  This proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement.  Accordingly, the Company is asking stockholders to vote for the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosures.”

As disclosed in the Company’s proxy statement, the stockholder vote on the Say-on-Pay Proposal is an advisory vote only, and is not binding on the Company, the Board, or the Compensation Committee of the Board; however, the Compensation Committee of the Board may take into account the outcome of the vote in deciding future compensation decisions.

[WE RECOMMEND A VOTE [“FOR/AGAINST”]/WE MAKE NO RECOMMENDATION WITH RESPECT TO] THIS SAY-ON-PAY PROPOSAL AND INTEND TO VOTE OUR SHARES [“FOR/AGAINST”] THIS PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and is proposing that stockholders ratify such appointment.  The Company is submitting the appointment of Ernst & Young LLP for ratification of the stockholders at the Annual Meeting.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016 AND INTEND TO VOTE OUR SHARES [“FOR”] THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting.  Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, Engine believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed [COLOR] proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, [FOR/AGAINST] the Say-on-Pay Proposal, [FOR] the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate three candidates for election as Class III directors at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our three Nominees. Accordingly, the enclosed [COLOR] proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. Engine intends to vote all of its Shares in favor of the Nominees.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting.  For the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding of Common Stock as of the Record Date, will be considered a quorum allowing votes to be taken and counted for the matters before the shareholders.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum.  However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).  Under rules of The NASDAQ Stock Market, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting.  Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a majority vote standard for non-contested elections and a plurality vote standard for contested director elections.  As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, so the three nominees for director receiving the highest total of votes cast “FOR” will be elected as directors of the Company.  With respect to the election of directors, only votes cast “FOR” a nominee will be counted.  Proxy cards abstaining or specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.  Therefore, abstentions, withheld votes, and broker non-votes will have no direct effect on the outcome of the election of directors.

Advisory Vote on Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, the advisory vote on executive compensation will be approved if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting vote in favor of approval of the resolution. The Company has indicated that broker non-votes will have no effect on the approval of the resolution, but abstentions will act as a vote against approval of the resolution.

Ratification of the Selection of Accounting Firm ─ According to the Company’s proxy statement, assuming that a quorum is present, the appointment of Ernst & Young LLP will be deemed to have been ratified if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting vote in favor of ratification. The Company has indicated that broker non-votes will have no effect on the ratification of the appointment, but abstentions will act as a vote against ratification of the appointment.

Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your [COLOR] proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Engine’s recommendations specified herein and in accordance with the discretion of the persons named on the [COLOR] proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Engine in care of [_____] at the address set forth on the back cover of this Proxy Statement or to the Company at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008 or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Engine in care of [_____] at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock.  Additionally, [_____] may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED [COLOR] PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Engine.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Members of Engine have entered into an agreement with [_____] for solicitation and advisory services in connection with this solicitation, for which [_____] will receive a fee not to exceed $[____], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  [_____] will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Engine has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  Engine will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that [_____] will employ approximately [____] persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Engine.  Costs of this solicitation of proxies are currently estimated to be approximately $[___________] (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation).  Engine estimates that through the date hereof its expenses in connection with this solicitation are approximately $[___________].  Engine intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation.  Engine does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of Engine are participants in this solicitation.  The principal business of each Engine Capital, Engine Jet and Engine Airflow is investing in securities.  Engine Management is the investment manager of each of Engine Capital, Engine Jet and Engine Airflow.  Engine Investments serves as the general partner of each of Engine Capital and Engine Jet.  Engine Investments II serves as the general partner of Engine Airflow.  Mr. Ajdler serves as the Managing Member of each of Engine Management, Engine Investments and Engine Investments II.

The address of the principal office of each of Engine Capital, Engine Management, Engine Jet, Engine Airflow, Engine Investments, Engine Investments II and Mr. Ajdler is 1370 Broadway, 5th Floor, New York, New York 10018.

As of the date hereof, Engine Capital beneficially owned 384,905 shares of Common Stock. As of the date hereof, Engine Jet beneficially owned 219,182 shares of Common Stock.  As of the date hereof, Engine Airflow beneficially owned 352,603 shares of Common Stock.  Engine Investments, as the general partner of each of Engine Capital and Engine Jet, may be deemed the beneficial owner of the 604,087 shares of Common Stock owned in the aggregate by Engine Capital and Engine Jet.  Engine Investments II, as the general partner of Engine Airflow, may be deemed the beneficial owner of the 352,603 shares of Common Stock owned by Engine Airflow.  Engine Management, as in the investment manager of each of Engine Capital, Engine Jet and Engine Airflow, may be deemed the beneficial owner of the 956,690 shares of Common Stocked owned in the aggregate by Engine Capital, Engine Jet and Engine Airflow.  Mr. Ajdler, as the Managing Member of each of Engine Management, Engine Investments and Engine Investments II, may be deemed the beneficial owner of the 956,690 shares of Common Stock owned in the aggregate by Engine Capital, Engine Jet and Engine Airflow.

Each participant in this solicitation is a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The “group” may be deemed to beneficially own the 956,690 shares of Common Stock owned in the aggregate by all of the participants in this solicitation.  Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

The shares of Common Stock directly owned by each of Engine Capital, Engine Jet and Engine Airflow were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, except as set forth in this Proxy Statement (including the Schedules hereto), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Engine is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Engine is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed [COLOR] proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) must, in order to be included in the Company’s proxy statement and the form of proxy for the 2017 Annual Meeting, be delivered to the Company’s Corporate Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008 by November 15, 2016.

Under the Bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2017 Annual Meeting must give written notice of that proposal to the Company’s Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days).  Therefore, to be presented at the 2017 Annual Meeting, such a proposal must be received on or after December 29, 2016 and not later than January 28, 2017.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2016 Annual Meeting is based on information contained in the Company’s proxy statement and the By-Laws.  The incorporation of this information in this proxy statement should not be construed as an admission by Engine that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C).  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Engine Capital, L.P.

_________________, 2016

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale

ENGINE CAPITAL, L.P.

12,981	11/09/15
30,173	11/10/15
133,360	11/10/15
20,560	11/11/15
15,170	11/11/15
54,178	11/12/15
62,513	11/13/15
8,341	11/16/15
4,663	11/16/15
8,335	11/23/15
9,644	11/24/15
16,658	12/07/15
8,329	12/08/15

ENGINE JET CAPITAL, L.P.

2,593	11/09/15
6,027	11/10/15
26,640	11/10/15
4,107	11/11/15
3,030	11/11/15
10,822	11/12/15
12,487	11/13/15
1,666	11/16/15
931	11/16/15
1,665	11/23/15
1,926	11/24/15
5,885	11/25/15
6,463	11/25/15
37,100	11/30/15
7,863	11/30/15
34,964	12/01/15
50,000	12/02/15
3,342	12/07/15
1,671	12/08/15

I-1

ENGINE AIRFLOW CAPITAL, L.P.

225,000	11/17/15
20,000	11/18/15
7,603	11/19/15
40,000	12/03/15
50,000	12/04/15
10,000	12/07/15

I-2

SCHEDULE II

The following table is reprinted from the definitive proxy statement filed by MYR Group Inc. with the Securities and Exchange Commission on [___], 2016.

II-1

IMPORTANT

Tell the Board what you think!  Your vote is important.  No matter how many shares of Common Stock you own, please give Engine your proxy FOR the election of the Nominees and in accordance with Engine’s recommendations on the other proposals on the agenda for the Annual Meeting by taking two steps:

●	SIGNING the enclosed [COLOR] proxy card;

●	DATING the enclosed [COLOR] proxy card; and

●	MAILING the enclosed [COLOR] proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed [COLOR] voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact [_____] at the address set forth below.

If you have any questions, require assistance in voting your [COLOR] proxy card, or need additional copies of Engine’s proxy materials,
please contact [_________]at the phone numbers or email listed below.

[_________]
[_________]
[_________]

Call Toll Free: [(___) ___-____]
Call Direct:  [(___) ___-____]
Email:  [_________________]

[COLOR] PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH [__], 2016

MYR GROUP INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF ENGINE CAPITAL, L.P.

THE BOARD OF DIRECTORS OF MYR GROUP INC.
IS NOT SOLICITING THIS PROXY

P            R            O            X            Y

The undersigned appoints Arnaud Ajdler attorney and agent with full power of substitution to vote all shares of common stock of MYR Group Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Stockholders of the Company scheduled to be held at the DoubleTree Hotel, 75 West Algonquin Road, Arlington Heights, Illinois 60005 on Thursday, April 28, 2016 at 9:00 a.m., local time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Engine Capital, L.P. (“Engine”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, [“FOR/AGAINST”] PROPOSAL 2, AND [“FOR”] PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with Engine’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[COLOR] PROXY CARD

[X] Please mark vote as in this example

ENGINE STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1.  ENGINE [MAKES NO RECOMMENDATION WITH RESPECT TO/RECOMMENDS A VOTE [FOR/AGAINST]] PROPOSAL 2 AND MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 3.

1.	Engine’s proposal to elect Arnaud Ajdler, Grant G. McCullagh and John P. Schauerman as Class III directors of the Company.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Arnaud Ajdler Grant G. McCullagh John P. Schauerman	☐	☐	☐ ________________ ________________ ________________

Engine does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law.  In addition, Engine has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee(s).

Engine intends to use this proxy to vote “FOR” Messrs. Ajdler, McCullagh and Schauerman. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

Note: If you do not wish for your shares of Common Stock to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below.  Your shares of Common Stock will be voted for the remaining nominee(s).  You may also withhold authority to vote for one or more additional candidates who have been nominated by the Company by writing the name(s) of the nominee(s) below.

________________________________________________________

[COLOR] PROXY CARD

2.	Company’s proposal to approve, by advisory vote, the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Company’s proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company the fiscal year ending December 31, 2016.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.